Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS

RECORD THIRD QUARTER 2019 RESULTS

Columbus, Ohio, November 1, 2019. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, announced today results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights (Comparisons are to Prior Year Period)

•	Net revenue increased 13.6% to a record $396.4 million

•	Revenue from residential non-insulation products increased 14.3%

•	Alpha’s large commercial construction revenue increased 19.4%

•	Net income increased 36.3% to a record $21.2 million

•	Adjusted EBITDA* increased 27.8% to a record $55.9 million

•	Net income per diluted share increased 42.0% to a record $0.71

•	Adjusted net income per diluted share* increased 37.5% to a record $0.99

•	In September 2019, completed an offering of $300 million Senior Notes and entered into a new and increased $200 million ABL Revolving Credit Facility

•	In September 2019, acquired Northeast Spray Insulation, an insulation installer serving the Maine and New Hampshire markets with annual revenue of approximately $3.6 million

•	In September 2019, acquired Minnesota Spray-Foam, an insulation installer serving the Minnesota market with annual revenue of approximately $1.6 million

•

In August 2019, acquired Therm-Con, LLC and Foamtech, Inc., a fireplace, shower doors, closet shelving, and mirror installer serving the Tennessee, Georgia and Alabama markets with annual revenue of approximately $4.7 million

“Favorable pricing trends, stable end-market demand, and the benefits of our geographic and product diversification strategies drove record third quarter sales and earnings,” stated Jeff Edwards, Chairman and Chief Executive Officer. “Our third quarter results demonstrate the power of our financial model and our focus on profitability. I am pleased to report that for the 2019 third quarter IBP generated record quarterly net income of $21.2 million, a 36% increase from the 2018 third quarter, and record adjusted EBITDA* of $55.9 million, a nearly 28% increase from the 2018 third quarter.”

“During the quarter, we strengthened our balance sheet with a $300 million Senior Notes offering. The pricing and structure of our Senior Notes provides us with significant capital to continually invest in our business throughout the housing cycle, while staggering our debt maturities. At September 30, 2019, IBP had $239.9 million of cash, cash equivalents, and short-term investments and nothing drawn on our $200 million ABL Revolving Credit Facility. Our strong capital position, combined with our compelling operating cash flow, provides us with the financial flexibility to support our growth strategies and pursue acquisitions that continue to expand our geography and diversify our end-products and end-markets.”

“Industry trends remain positive and net revenue increased 13.6% year-over-year as a result of stable demand in our single-family markets and double-digit growth in our multi-family and commercial end-markets. In addition, as a result of our product diversification strategy, revenue from complimentary products, not including Alpha’s large commercial construction revenue, increased 14.3% and was accretive to third quarter gross margin. I am extremely encouraged by the positive business and market trends underway and we believe we are well-positioned for continued robust sales and earnings growth,” concluded Mr. Edwards.

Third Quarter 2019 Results Overview

For the third quarter of 2019, net revenue was $396.4 million, an increase of 13.6% from $349.0 million in the third quarter of 2018. On a same branch basis, net revenue improved 9.3% from the prior year quarter. Residential same branch sales growth was 6.0% in the quarter, attributable to price gains and more favorable customer and product mix. Same branch single-family sales grew 4.9% during the third quarter, compared to growth in U.S. single-family housing completions of 3.8%, while our large commercial construction end market had organic growth of 19.4%.

Gross profit improved 21.3% to $118.1 million from $97.3 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 29.8%, compared to 27.9% for the same period last year.

Selling and administrative expense, as a percentage of net revenue, was flat to prior year at 18.8%. Adjusted selling and administrative expense*, as a percentage of net revenue, was 18.2% compared to 17.7% for the same quarter last year.

Net income was $21.2 million, or $0.71 per diluted share, compared to $15.6 million, or $0.50 per diluted share in the prior year quarter. Adjusted net income* was $29.7 million, or $0.99 per diluted share, compared to $22.4 million, or $0.72 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $55.9 million, a 27.8% increase from $43.8 million in the prior year quarter, largely due to higher sales and improved gross profit. Adjusted EBITDA, as a percentage of net revenue, was 14.1%, compared to 12.5% in the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on November 1, 2019 at 9:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through December 1, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13695760.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 175 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and industry conditions, our financial and business model, our efforts to navigate the material pricing environment, our ability to increase selling prices, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions, the material price environment, the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net revenue	$396,449	$348,999	$1,110,398	$983,311
Cost of sales	278,362	251,665	795,616	710,358

Gross profit	118,087	97,334	314,782	272,953
Operating expenses
Selling	19,398	17,434	54,431	49,300
Administrative	55,098	48,337	156,022	137,511
Amortization	6,156	5,228	18,065	19,678

Operating income	37,435	26,335	86,264	66,464
Other expense
Interest expense, net	8,458	5,282	19,783	15,013
Other	155	132	381	417

Income before income taxes	28,822	20,921	66,100	51,034
Income tax provision	7,610	5,358	17,135	12,762

Net income	$21,212	$15,563	$48,965	$38,272

Other comprehensive (loss) income, net of tax:

Unrealized (loss) gain on cash flow hedge, net of tax benefit (provision) of $575 and ($278) for the three months ended September 30, 2019 and 2018, respectively, and $2,676 and ($822) for the nine months ended September 30, 2019 and 2018, respectively	(1,726)	818	(8,021)	2,453

Comprehensive income	$19,486	$16,381	$40,944	$40,725

Basic net income per share	$0.71	$0.50	$1.65	$1.22

Diluted net income per share	$0.71	$0.50	$1.64	$1.21

Weighted average shares outstanding:
Basic	29,785,548	31,229,086	29,741,555	31,373,871
Diluted	29,877,056	31,312,756	29,839,873	31,512,104

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$234,950	$90,442
Investments	4,980	10,060
Accounts receivable (less allowance for doubtful accounts of $6,712 and $5,085 at September 30, 2019 and December 31, 2018, respectively)	242,065	214,121
Inventories	63,547	61,162
Other current assets	32,955	35,760

Total current assets	578,497	411,545
Property and equipment, net	102,148	90,117
Operating lease right-of-use assets	42,553	—
Goodwill	184,574	173,049
Intangibles, net	144,321	149,790
Other non-current assets	11,589	10,157

Total assets	$1,063,682	$834,658

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$22,734	$22,642
Current maturities of operating lease obligations	15,032	—
Current maturities of finance lease obligations	3,133	4,806
Accounts payable	100,181	96,949
Accrued compensation	32,793	27,923
Other current liabilities	41,576	29,366

Total current liabilities	215,449	181,686
Long-term debt	542,510	432,182
Operating lease obligations	27,129	—
Finance lease obligations	3,682	3,824
Deferred income taxes	3,833	6,695
Other long-term liabilities	43,565	27,773

Total liabilities	836,168	652,160
Commitments and contingencies
Stockholders’ equity

Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 32,871,504 and 32,723,972 issued and 30,016,749 and 29,915,611 shares outstanding at September 30, 2019 and December 31, 2018, respectively	329	327
Additional paid in capital	188,216	181,815
Retained earnings	154,177	105,212
Treasury stock; at cost: 2,854,755 and 2,808,361 shares at September 30, 2019 and December 31, 2018, respectively	(106,756)	(104,425)
Accumulated other comprehensive loss	(8,452)	(431)

Total stockholders’ equity	227,514	182,498

Total liabilities and stockholders’ equity	$1,063,682	$834,658

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine months ended September 30,
	2019	2018
Cash flows from operating activities
Net income	$48,965	$38,272
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	28,575	24,567
Amortization of operating lease right-of-use assets	11,597	—
Amortization of intangibles	18,065	19,678
Amortization of deferred financing costs and debt discount	845	883
Provision for doubtful accounts	3,173	2,219
Write-off of debt issuance costs	2,774	1,164
Gain on sale of property and equipment	(69)	(551)
Noncash stock compensation	6,442	6,089
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(29,144)	(35,953)
Inventories	(852)	(6,799)
Other assets	(4,845)	(801)
Accounts payable	2,535	7,523
Income taxes receivable / payable	13,487	10,542
Other liabilities	4,969	2,016

Net cash provided by operating activities	106,517	68,849

Cash flows from investing activities
Purchases of investments	(17,352)	(22,818)
Maturities of short term investments	22,560	37,500
Purchases of property and equipment	(37,267)	(27,051)
Acquisitions of businesses	(24,740)	(34,682)
Proceeds from sale of property and equipment	563	1,106
Other	(1,795)	(1,590)

Net cash used in investing activities	(58,031)	(47,535)

Cash flows from financing activities
Proceeds from senior notes	300,000	—
Proceeds from term loan	—	100,000
Payments on term loan	(195,750)	(750)
Proceeds from vehicle and equipment notes payable	23,767	20,657
Debt issuance costs	(5,191)	(1,992)
Principal payments on long-term debt	(15,278)	(10,324)
Principal payments on finance lease obligations	(3,398)	(4,316)
Acquisition-related obligations	(5,797)	(2,901)
Repurchase of common stock	—	(42,827)
Surrender of common stock awards by employees	(2,331)	(2,282)

Net cash provided by financing activities	96,022	55,265

Net change in cash and cash equivalents	144,508	76,579
Cash and cash equivalents at beginning of period	90,442	62,510

Cash and cash equivalents at end of period	$234,950	$139,089

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$17,746	$14,110
Income taxes, net of refunds	3,790	1,902
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	11,593	—
Termination of operating lease obligations and right-of-use assets	(2,814)	—
Property and equipment obtained in exchange for finance lease obligations	2,175	1,034
Seller obligations in connection with acquisition of businesses	4,322	5,420
Unpaid purchases of property and equipment included in accounts payable	1,527	615

Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income, as reported	$21,212	$15,563	$48,965	$38,272
Adjustments for adjusted net income:
Writeoff of capitalized loan costs	2,774	50	2,774	1,164
Share based compensation expense	2,099	1,894	6,441	6,089
Acquisition related expenses	303	674	1,497	1,874
Financial Wellness Program [1]	—	—	—	604
Branch start-up costs [2]	129	166	746	628
Retirement expense	—	824	—	824
Legal settlement	—	790	—	790
Gain on sale of assets	—	(364)	—	(364)
Amortization expense [3]	6,156	5,228	18,065	19,678
Tax impact of adjusted items at normalized tax rate [4]	(2,980)	(2,408)	(7,676)	(8,135)

Adjusted net income	$29,693	$22,417	$70,812	$61,424

Weighted average shares outstanding (diluted)	29,877,056	31,312,756	29,839,873	31,512,104

Diluted net income per share, as reported	$0.71	$0.50	$1.64	$1.21
Adjustments for adjusted net income, net of tax impact, per diluted share [5]	0.28	0.22	0.73	0.74

Diluted adjusted net income per share	$0.99	$0.72	$2.37	$1.95

[1]	Employer match upon completion of the program, net of waived executive bonuses
[2]	Addback of costs related to organic branch expansion for Alpha locations
[3]	Addback of all non-cash amortization resulting from business combinations
[4]	Normalized effective tax rate of 26% applied to both periods represented
[5]	Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Gross profit	$118,087	$97,334	$314,782	$272,953
Share based compensation expense	97	94	280	749
Financial Wellness Program [1]	—	—	—	711
Branch start-up costs [2]	129	166	746	628
Gain on sale of assets	—	(364)	—	(364)

Adjusted gross profit	$118,313	$97,230	$315,808	$274,677

Adjusted gross profit - % Total Revenue	29.8%	27.9%	28.4%	27.9%

[1]	Employer match upon completion of the program, partially offset by waived executive bonuses (see below Adjusted Selling & Administrative)
[2]	Addback of costs related to organic branch expansion for Alpha locations

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Selling expense	$19,398	$17,434	$54,431	$49,300
Administrative expense	55,098	48,337	156,022	137,511

Selling and Administrative	$74,496	$65,771	$210,453	$186,811

Share based compensation expense	2,002	1,800	6,161	5,340
Acquisition related expenses	303	674	1,497	1,874
Financial Wellness Program [1]	—	—	—	(107)
Retirement expense	—	824	—	824
Legal settlement	—	790	—	790

Adjusted Selling and Administrative	$72,191	$61,683	$202,795	$178,090

Adj. Selling and Administrative - % Total Revenue	18.2%	17.7%	18.3%	18.1%

[1]	Employer match upon completion of the program, net of waived executive bonuses

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA:

Net income (GAAP)	$21,212	$15,563	$48,965	$38,272
Interest expense	8,458	5,282	19,783	15,013
Provision for income taxes	7,610	5,358	17,135	12,762
Depreciation and amortization	16,117	13,563	46,640	44,245

EBITDA	53,397	39,766	132,523	110,292

Acquisition related expenses	303	674	1,497	1,874
Share based compensation expense	2,099	1,894	6,441	6,089
Financial Wellness Program	—	—	—	604
Branch start-up costs	129	166	746	628
Retirement expense	—	824	—	824
Legal settlement	—	790	—	790
Gain on sale of assets	—	(364)	—	(364)

Adjusted EBITDA	$55,928	$43,750	$141,207	$120,737

Adjusted EBITDA margin	14.1%	12.5%	12.7%	12.3%

INSTALLED BUILDING PRODUCTS, INC. SUPPLEMENTARY TABLE (unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Period-over-period Growth
Sales Growth	13.6%	18.2%	12.9%	18.0%
Same Branch Sales Growth	9.3%	12.2%	8.2%	11.6%

Single-Family Sales Growth	10.3%	19.5%	11.3%	21.2%
Single-Family Same Branch Sales Growth	4.9%	12.9%	5.3%	13.4%

Residential Sales Growth	10.7%	17.4%	11.2%	18.5%
Residential Same Branch Sales Growth	6.0%	11.3%	6.0%	11.6%

U.S. Housing Market[1]
Total Completions Growth	2.2%	5.4%	2.8%	6.7%
Single-Family Completions Growth	3.8%	10.2%	4.9%	9.0%

Same Branch Sales Growth [2]
Volume Growth	2.9%	7.6%	2.3%	7.2%
Price/Mix Growth	5.4%	4.2%	5.1%	4.5%
Alpha Sales Growth	19.4%	15.8%	15.7%	11.0%

[1]	U.S. Census Bureau data, as revised
[2]	Same branch volume and price/mix growth excludes Alpha sales growth

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended September 30,				Nine months ended September 30,
	2019	% Total	2018	% Total	2019	% Total	2018	% Total
Revenue Increase
Same Branch	$32,570	68.6%	$36,011	66.9%	$80,753	63.5%	$96,694	64.4%
Acquired	14,880	31.4%	17,794	33.1%	46,333	36.5%	53,559	35.6%

Total	$47,450	100.0%	$53,806	100.0%	$127,087	100.0%	$150,253	100.0%

		Adj EBITDA		Adj EBITDA		Adj EBITDA		Adj EBITDA
		Contribution		Contribution		Contribution		Contribution
Adjusted EBITDA
Same Branch	$9,589	29.4%	$2,668	7.4%	$14,037	17.4%	$10,279	10.6%
Acquired	2,589	17.4%	1,751	9.8%	6,433	13.9%	5,608	10.5%

Total	$12,178	25.7%	$4,419	8.2%	$20,470	16.1%	$15,887	10.6%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net